EXHIBIT 2.1






                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              CARDINAL HEALTH, INC.
                                  ("Cardinal"),

                               BOXES MERGER CORP.
                  a wholly owned direct subsidiary of Cardinal
                                  ("Subcorp"),



                                       and



                             ALLEGIANCE CORPORATION
                                 ("Allegiance")







                                 October 8, 1998



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                                TABLE OF CONTENTS


                                                                            Page

PRELIMINARY STATEMENTS.........................................................1
AGREEMENT             .........................................................1
ARTICLE I.           THE MERGER................................................2
          1.1     The Merger...................................................2
          1.2     Effective Time...............................................2
          1.3     Effects of the Merger........................................2
          1.4     Certificate of Incorporation and Bylaws......................2
          1.5     Directors and Officers of the Surviving Corporation..........2
          1.6     Additional Actions...........................................3
ARTICLE II.          CONVERSION OF SECURITIES .................................3
          2.1     Conversion of Capital Stock..................................3
          2.2     Exchange Ratio; Fractional Shares; Adjustments...............3
          2.3     Exchange of Certificates.....................................4
                  (a)Exchange Agent............................................4
                  (b)Exchange Procedures.......................................4
                  (c)Distributions with Respect to Unexchanged Shares..........5
                  (d)No Further Ownership Rights in Allegiance Common Stock....6
                  (e)Termination of Exchange Fund..............................6
                  (f)No Liability..............................................6
                  (g)Investment of Exchange Fund...............................7
                  (h)Withholding Rights........................................7
          2.4     Treatment of Stock Options and Employee Stock Purchase Plan..7
ARTICLE III.         REPRESENTATIONS AND WARRANTIES OF CARDINAL AND
                     SUBCORP ..................................................8
          3.1     Organization and Standing....................................8
          3.2     Corporate Power and Authority................................9
          3.3     Capitalization of Cardinal and Subcorp.......................9
          3.4     Conflicts; Consents and Approval............................10
          3.5     Brokerage and Finder's Fees.................................11
          3.6     Accounting Matters; Reorganization..........................11
          3.7     Cardinal SEC Documents......................................11
          3.8     Registration Statement; Joint Proxy Statement...............11
          3.9     Compliance with Law.........................................12
          3.10    Litigation..................................................12
          3.11    Board Recommendation; Required Vote.........................13
          3.12    No Material Adverse Change..................................13
          3.13    Undisclosed Liabilities.....................................13
ARTICLE IV.          REPRESENTATIONS AND WARRANTIES OF ALLEGIANCE ............13
          4.1     Organization and Standing...................................13
          4.2     Subsidiaries................................................14


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          4.3     Corporate Power and Authority...............................14
          4.4     Capitalization of Allegiance................................15
          4.5     Conflicts; Consents and Approvals...........................15
          4.6     No Material Adverse Change..................................16
          4.7     Allegiance SEC Documents....................................16
          4.8     Taxes.......................................................17
          4.9     Compliance with Law.........................................18
          4.10    Intellectual Property.......................................19
          4.11    Registration Statement; Joint Proxy Statement...............20
          4.12    Litigation; Products Liability..............................20
          4.13    Brokerage and Finder's Fees.................................20
          4.14    Accounting Matters; Reorganization..........................20
          4.15    Employee Benefit Plans......................................21
          4.16    Contracts...................................................23
          4.17    Labor Matters...............................................24
          4.18    Undisclosed Liabilities.....................................24
          4.19    Permits; Compliance.........................................24
          4.20    Environmental Matters.......................................25
          4.21    Opinion of Financial Advisor................................26
          4.22    Board Recommendation; Required Vote.........................26
          4.23    Section 203 of DGCL; Rights Agreement.......................26
          4.24    Employee Agreements.........................................27
ARTICLE V.           COVENANTS OF THE PARTIES ................................27
          5.1     Mutual Covenants............................................27
                  (a)HSR Act Filings; Reasonable Best Efforts; Notification...27
                  (b)Pooling-of-Interests.....................................29
                  (c)Tax-Free Treatment.......................................30
                  (d)Public Announcements.....................................30
          5.2     Covenants of Cardinal.......................................30
                  (a)Cardinal Shareholders Meeting............................30
                  (b)Preparation of Registration Statement....................30
                  (c)Conduct of Cardinal's Operations.........................31
                  (d)Indemnification; Directors' and Officers' Insurance......32
                  (e)Merger Sub...............................................32
                  (f)NYSE Listing.............................................32
                  (g)Access...................................................32
                  (h)Board of Directors of Cardinal...........................32
                  (i)Employees and Employee Benefits..........................33
                  (j)Restrictions on Termination of Employees Benefits........34
                  (k)SIP......................................................34
          5.3     Covenants of Allegiance.....................................34
                  (a)Allegiance Stockholders Meeting..........................34
                  (b)Information for the Registration Statement and Preparation
                     of Joint Proxy Statement.................................34
                  (c)Conduct of Allegiance's Operations.......................35


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                  (d)No Solicitation..........................................37
                  (e)Termination Right........................................39
                  (f)Affiliates of Allegiance.................................40
                  (g)Access...................................................40
                  (h)Subsequent Financial Statements..........................40
ARTICLE VI.          CONDITIONS ..............................................40
          6.1     Conditions to the Obligations of Each Party.................40
          6.2     Conditions to Obligations of Allegiance.....................41
          6.3     Conditions to Obligations of Cardinal and Subcorp...........42
ARTICLE VII.         TERMINATION AND AMENDMENT ...............................43
          7.1     Termination.................................................43
          7.2     Effect of Termination.......................................44
          7.3     Amendment...................................................45
          7.4     Extension; Waiver...........................................45
ARTICLE VIII.        MISCELLANEOUS ...........................................46
          8.1     Survival of Representations and Warranties..................46
          8.2     Notices.....................................................46
          8.3     Interpretation..............................................47
          8.4     Counterparts................................................48
          8.5     Entire Agreement............................................48
          8.6     Third-Party Beneficiaries...................................48
          8.7     Governing Law...............................................48
          8.8     Consent to Jurisdiction; Venue..............................48
          8.9     Specific Performance........................................48
          8.10    Assignment..................................................49
          8.11    Expenses....................................................49



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                          AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 8th day of October, 1998, by and among Cardinal Health, Inc., an Ohio corporation ("Cardinal"), Boxes Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), and Allegiance Corporation, a Delaware corporation ("Allegiance").


                             PRELIMINARY STATEMENTS

          A. Cardinal desires to combine its businesses with the businesses operated by Allegiance through the merger of Subcorp with and into Allegiance, with Allegiance as the surviving corporation (the "Merger"), pursuant to which each share of Allegiance Common Stock (as defined in Section 4.4(a)) outstanding at the Effective Time (as defined in Section 1.2) will be converted into the right to receive Cardinal Common Shares (as defined in Section 3.3(a)) as more fully provided herein.

          B. The Board of Directors of Allegiance has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Allegiance and Allegiance desires to combine its businesses with the businesses operated by Cardinal and for the holders of shares of Allegiance Common Stock ("Allegiance Stockholders") to have a continuing equity interest in the combined Cardinal/Allegiance businesses through the ownership of Cardinal Common Shares.

          C. The parties intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) of the Code.

          D. The parties intend that the Merger be accounted for as a pooling-of-interests for financial reporting purposes.

          E. The respective Boards of Directors of Cardinal, Subcorp and Allegiance have determined the Merger in the manner contemplated herein to be desirable and in the best interests of their respective shareholders and, by resolutions duly adopted, have approved and adopted this Agreement.


                                    AGREEMENT

          Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

          1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), Subcorp shall be merged with and into Allegiance at the Effective Time. As a result of the Merger, the separate corporate existence of Subcorp shall cease and Allegiance shall continue its existence under the laws of the State of Delaware. Allegiance, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2 Effective Time. As promptly as possible on the Closing Date (as defined below), the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with Section 251 of the DGCL. The Merger shall become effective (the "Effective Time") when the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as shall be agreed upon by Cardinal and Allegiance and specified in the Certificate of Merger. Prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the offices of Cardinal, 5555 Glendon Court, Dublin, Ohio 43016, or such other place as the parties may agree as soon as practicable (but in any event within ten business days) following the date upon which all conditions set forth in Article VI have been satisfied or waived, or at such other date as Cardinal and Allegiance may agree; provided, that the conditions set forth in Article VI have been satisfied or waived at or prior to such date. The date on which the Closing takes place is referred to herein as the "Closing Date." For all tax purposes, the Closing shall be effective at the end of the day on the Closing Date.

          1.3 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

          1.4 Certificate of Incorporation and Bylaws. The Certificate of Merger shall provide that at the Effective Time (i) the Certificate of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior thereto in the Certificate of Incorporation of Subcorp, except for Article I thereof, which shall continue to read "The name of the corporation is 'ALLEGIANCE CORPORATION'", and (ii) the Bylaws of Subcorp in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation; in each case, until amended in accordance with the DGCL.

          1.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the officers of Allegiance shall be the officers of the Surviving Corporation and the directors of Subcorp shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified. On or prior to the Closing Date, Allegiance shall deliver to Cardinal evidence satisfactory to Cardinal of the resignations of the directors of Allegiance, such resignations to be effective as of the Effective Time.


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

          1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Allegiance, or (b) otherwise carry out the provisions of this Agreement, Allegiance and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Allegiance or otherwise to take any and all such action.


                                   ARTICLE II.

                            CONVERSION OF SECURITIES

          2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Cardinal, Subcorp or Allegiance or their respective shareholders:

          (a) Each share of common stock, $0.01 par value, of Subcorp ("Subcorp Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $0.01 par value, of the Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

          (b) Subject to the other provisions of this Article II, each share of Allegiance Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and represent a number of Cardinal Common Shares equal to the Exchange Ratio (as defined in Section 2.2(a)).

          (c) Each share of capital stock of Allegiance held in the treasury of Allegiance shall be cancelled and retired and no payment shall be made in respect thereof.

          2.2 Exchange Ratio; Fractional Shares; Adjustments.

          (a) The "Exchange Ratio" shall be equal to 0.4150.1*

--------------------------
* In light of record date of October 9, 1998 for 3-2 stock split of RED Common Shares, Exchange Ratio will thereafter be adjusted to 0.6225.

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

          (b) No certificates for fractional Cardinal Common Shares shall be issued as a result of the conversion provided for in Section 2.1(b) and such fractional share interests will not entitle the owner thereof to vote or have any rights of a Cardinal Shareholder (as defined in Section 3.2) or a holder of Cardinal Common Shares.

          (c) In lieu of any such fractional Cardinal Common Shares, the holder of a certificate previously evidencing Allegiance Common Stock, upon presentation of such fractional interest represented by an appropriate certificate for Allegiance Common Stock to the Exchange Agent (as defined in Section 2.3(a) pursuant to Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the closing price of Cardinal Common Shares as reported on the New York Stock Exchange ("NYSE") Composite Tape ("NYSE Composite Tape") on the last full trading day immediately prior to the Closing Date) of such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of Allegiance Common Stock shall be surrendered for the account of the same holder, the number of Cardinal Common Shares for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered.

          (d) In the event that prior to the Effective Time Cardinal shall declare a stock dividend or other distribution payable in Cardinal Common Shares or securities convertible into Cardinal Common Shares, or effect a stock split, reclassification, combination or other change with respect to Cardinal Common Shares, the Exchange Ratio set forth in this Section 2.2 shall be adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

          2.3 Exchange of Certificates.

          (a) Exchange Agent. Promptly following the Effective Time, Cardinal shall deposit with ChaseMellon Stockholder Services, Inc. or such other exchange agent as may be designated by Cardinal (the "Exchange Agent"), for the benefit of Allegiance Stockholders, for exchange in accordance with this Section 2.3, certificates representing Cardinal Common Shares issuable pursuant to Section 2.1 in exchange for outstanding shares of Allegiance Common Stock and shall from time-to-time deposit cash in an amount reasonably expected to be paid pursuant to Section 2.2 (such Cardinal Common Shares and cash, together with any dividends or distributions with respect thereto, the "Exchange Fund").

          (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Allegiance Common Stock whose shares were converted into the right to receive Cardinal Common Shares pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall


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

     pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other customary provisions as Cardinal may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing Cardinal Common Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate or certificates representing that whole number of Cardinal Common Shares which such holder has the right to receive pursuant to Section 2.1 in such denominations and registered in such names as such holder may request and (ii) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax. The shares represented by the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of Allegiance Common Stock. In the event of a transfer of ownership of shares of Allegiance Common Stock that is not registered on the transfer records of Allegiance, a certificate representing the proper number of Cardinal Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of Allegiance Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing Cardinal Common Shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in this Article II. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Cardinal, the posting by such person of a bond in such reasonable amount as Cardinal may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate, a certificate representing the proper number of Cardinal Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, with respect to the shares of Allegiance Common Stock formerly represented thereby, and unpaid dividends and distributions on Cardinal Common Shares, if any, as provided in this Article II.

          (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Cardinal Common Shares having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Laws (as defined in Section 3.9), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Cardinal Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the


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

     amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Cardinal Common Shares and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Cardinal Common Shares, less the amount of any withholding taxes which may be required thereon.

          (d) No Further Ownership Rights in Allegiance Common Stock. All Cardinal Common Shares issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Allegiance Common Stock represented thereby, and, as of the Effective Time, the stock transfer books of Allegiance shall be closed and there shall be no further registration of transfers on the stock transfer books of Allegiance of shares of Allegiance Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this
     Section 2.3. Certificates surrendered for exchange by any person constituting an "affiliate" of Allegiance for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged until Cardinal has received written undertakings from such person in the form attached as Exhibit A to this Agreement.

          (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to Allegiance Stockholders six months after the date of the mailing required by Section 2.3(b) shall be delivered to Cardinal, upon demand thereby, and holders of Certificates previously representing shares of Allegiance Common Stock who have not theretofore complied with this Section 2.3 shall thereafter look only to Cardinal for payment of any claim to Cardinal Common Shares, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

          (f) No Liability. None of Cardinal, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Allegiance Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of Allegiance Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.4(d))), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Cardinal, free and clear of all claims or interest of any person previously entitled thereto.


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

          (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Cardinal, on a daily basis. Any interest and other income resulting from such investments shall be paid to Cardinal upon termination of the Exchange Fund pursuant to
     Section 2.3(e).

          (h) Withholding Rights. Each of the Surviving Corporation and Cardinal shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Allegiance Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Cardinal, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Allegiance Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Cardinal, as the case may be.

          2.4 Treatment of Stock Options and Employee Stock Purchase Plan.

          (a) Prior to the Effective Time, Cardinal and Allegiance shall take all such actions as may be necessary to cause each unexpired and unexercised outstanding option granted or issued under stock option plans of Allegiance in effect on the date hereof (each, an "Allegiance Option") to be automatically converted at the Effective Time into an option (a "Cardinal Exchange Option") to purchase that number of Cardinal Common Shares equal to the number of shares of Allegiance Common Stock subject to the Allegiance Option immediately prior to the Effective Time (without regard to any actual restrictions on exerciseability) multiplied by the Exchange Ratio (and rounded to the nearest share), with an exercise price per share equal to the exercise price per share that existed under the corresponding Allegiance Option divided by the Exchange Ratio (and rounded to the nearest cent), and with other terms and conditions that are the same as the terms and conditions of such Allegiance Option immediately before the Effective Time; provided that with respect to any Allegiance Option that is an "incentive stock option" within the meaning of Section 422 of the Code, the foregoing conversion shall be carried out in a manner satisfying the requirements of Section 424(a) of the Code.

          (b) Prior to the Effective Time, Cardinal and Allegiance shall take all such actions as may be necessary to cause all rights outstanding under the Allegiance Employee Stock Purchase Plan (the "ESPP") as of the Effective Time to purchase shares of Allegiance Common Stock (each, an "ESPP Right") to be automatically converted at the Effective Time into a right (a "Cardinal Right") to purchase that number of Cardinal Common Shares equal to the number of shares of Allegiance Common Stock subject to the ESPP Right immediately prior to the Effective Time (without regard to any actual restrictions on exerciseability) multiplied by the Exchange Ratio (and rounded down to the nearest share), with a Subscription Price (as defined in the ESPP) equal to the Subscription Price that existed under the corresponding ESPP Right divided by the Exchange Ratio (and rounded up to the nearest cent), and with other terms and conditions that are the same as

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



     the terms and conditions of such ESPP Right immediately before the Effective Time; provided that the foregoing conversion shall be carried out in a manner satisfying the requirements of Section 424(a) of the Code.

          (c) In connection with the issuance of Cardinal Exchange Options and Cardinal Rights, Cardinal shall (i) reserve for issuance the number of Cardinal Common Shares that will become subject to Cardinal Exchange Options and Cardinal Rights pursuant to this Section 2.4 and (ii) from and after the Effective Time, upon exercise of Cardinal Exchange Options and Cardinal Rights, make available for issuance all Cardinal Common Shares covered thereby, subject to the terms and conditions applicable thereto.

          (d) Allegiance agrees to issue treasury shares of Allegiance, to the extent available, upon the exercise of Allegiance Options and ESPP Rights prior to the Effective Time.

          (e) Cardinal agrees to use its reasonable efforts to file with the Securities and Exchange Commission (the "Commission") within 30 days after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register Cardinal Common Shares issuable upon exercise of the Cardinal Exchange Options and Cardinal Rights and to use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options and rights.


                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF CARDINAL AND SUBCORP

          In order to induce Allegiance to enter into this Agreement, Cardinal and Subcorp hereby represent and warrant to Allegiance that the statements contained in this Article III are true, correct and complete.

          3.1 Organization and Standing. Each of Cardinal and Subcorp is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Cardinal and Subcorp is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect (as defined in Section 8.3) on Cardinal or Subcorp, as the case may be. Cardinal is not in default in the performance, observance or fulfillment of any provision of the Cardinal Amended and Restated Articles of Incorporation, as amended (the "Cardinal Articles"), or the Cardinal Code of Regulations, as amended and restated (the "Cardinal Code of Regulations"), and Subcorp is not in default in the performance, observance or fulfillment of any provisions of its Certificate of Incorporation or Bylaws. Cardinal has heretofore furnished to Allegiance a complete and correct copy of (i) the Cardinal

Articles and the Cardinal Code of Regulations, each as in effect as of the date of this Agreement and as proposed to be amended in the manner described in Cardinal's proxy statement dated September 28, 1998, and (ii) the Certificate of Incorporation of Subcorp.

          3.2 Corporate Power and Authority. Each of Cardinal and Subcorp has all requisite corporate power and authority to enter into and deliver this Agreement, subject to approval of the issuance of Cardinal Common Shares issuable in the Merger and the transactions contemplated hereby by the holders of Cardinal Common Shares (the "Cardinal Shareholders") (the "Share Issuance"), to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Cardinal and Subcorp have been duly authorized by all necessary corporate action on the part of each of Cardinal and Subcorp, subject to approval by the Cardinal Shareholders of the Share Issuance. This Agreement has been duly executed and delivered by each of Cardinal and Subcorp, and constitutes the legal, valid and binding obligation of each of Subcorp and Cardinal enforceable against each of them in accordance with its terms.

          3.3 Capitalization of Cardinal and Subcorp.

          (a) As of October 7, 1998, Cardinal's authorized capital stock consisted solely of (A) 300,000,000 common shares, without par value ("Cardinal Common Shares"), of which (i) 133,797,688 shares were issued and outstanding, (ii) 289,434 shares were issued and held in treasury (which does not include Cardinal Common Shares reserved for issuance as set forth in clause (a)(iii) below) and (iii) 6,984,410 shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Cardinal, (B) 5,000,000 Class B common shares, without par value, none of which was issued and outstanding or reserved for issuance, and (C) 500,000 Non-Voting Preferred Shares, without par value, none of which was issued and outstanding or reserved for issuance. Each outstanding share of Cardinal capital stock is, and all Cardinal Common Shares to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Cardinal capital stock has not been, and all Cardinal Common Shares to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth in the first sentence hereof or in Section
     3.3 to the disclosure schedule delivered by Cardinal to Allegiance and dated the date hereof (the "Cardinal Disclosure Schedule"), there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase, transfer or registration by Cardinal of any equity securities of Cardinal, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of Cardinal and Cardinal has no obligation of any kind to issue any additional securities. The Cardinal Common Shares (including those Cardinal Common Shares to be issued in the Merger) are registered under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"). Except as set forth in Section
     3.3 to the Cardinal Disclosure Schedule, as of the date hereof, Cardinal has not agreed to register any securities under the Securities

     Act or under any state securities law or granted registration rights to any person or entity (which rights are currently exerciseable).

          (b) Subcorp's authorized capital stock consists solely of 1,000 shares of Subcorp Common Stock, of which, as of the date hereof, 100 were issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of Subcorp Common Stock are owned free and clear of any liens, claims or encumbrances by Cardinal.

          3.4 Conflicts; Consents and Approval. Neither the execution and delivery of this Agreement by Cardinal or Subcorp nor the consummation of the transactions contemplated hereby will:

          (a) conflict with, or result in a breach of any provision of the Cardinal Articles or the Cardinal Code of Regulations or the Certificate of Incorporation or Bylaws of Subcorp, subject to approval by the Cardinal Shareholders of the amendment to the Cardinal Articles set forth in Cardinal's proxy statement dated September 28, 1998;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Cardinal or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Cardinal or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cardinal or any of its subsidiaries or any of their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Cardinal or any of its affiliates with, any third party or any local, domestic, foreign or multi-national court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) approval by the Cardinal Shareholders of the Share Issuance, (ii) authorization for inclusion of the Cardinal Common Shares to be issued in the Merger and the transactions contemplated hereby on the NYSE, subject to official notice of issuance, (iii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations thereunder, the "HSR Act"), (iv) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, or (v) consents or approvals of any Governmental Authority set forth in Section 3.4 to the Cardinal Disclosure Schedule;

except in the case of clauses (b), (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Cardinal or a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby.

          3.5 Brokerage and Finder's Fees. Except as set forth in Section 3.5 of the Cardinal Disclosure Schedule, neither Cardinal nor any shareholder, director, officer or employee thereof has incurred or will incur on behalf of Cardinal any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

          3.6 Accounting Matters; Reorganization. To the best knowledge of Cardinal (including its executive officers and directors) after due investigation, neither Cardinal nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Allegiance or any of its affiliates) would (a) prevent Cardinal from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes or (b) prevent the Merger from constituting a "reorganization" qualifying under the provisions of Section 368(a) of the Code.

          3.7 Cardinal SEC Documents. Cardinal has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Cardinal SEC Documents"). The Cardinal SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any Cardinal SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Cardinal included in the Cardinal SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Cardinal SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Cardinal and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          3.8 Registration Statement; Joint Proxy Statement. None of the information provided in writing by Cardinal for inclusion in the registration statement on Form S-4 (such registration statement as amended, supplemented or modified, the "Registration Statement") to be filed with the Commission by Cardinal under the Securities Act, including the prospectus relating to Cardinal Common Shares to be issued in the Merger (as amended, supplemented or modified, the "Prospectus") and the joint proxy statement and form of proxies relating to the vote of Allegiance Stockholders with respect to the Merger and the vote of Cardinal Shareholders with respect to the Share Issuance (as amended, supplemented or modified, the "Joint Proxy Statement"), at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the Allegiance Stockholders Meeting (as defined in Section 5.3(a)) or the Cardinal Shareholders Meeting (as defined in Section 5.2(a)) to consider the Merger and the transactions contemplated thereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Joint Proxy Statement, except for such portions thereof that relate only to Allegiance, will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

          3.9 Compliance with Law. Except as set forth in Section 3.9 to the Cardinal Disclosure Schedule, Cardinal is in compliance, and at all times since October 1, 1996 has been in compliance, with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws") relating to Cardinal or its business or properties, except where the failure to be in compliance with such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Cardinal. Except as set forth in Section 3.9 to the Cardinal Disclosure Schedule, no investigation or review by any Governmental Authority with respect to Cardinal or its subsidiaries is pending, or, to the knowledge of Cardinal, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on Cardinal.

          3.10 Litigation. Except as set forth in Section 3.10 to the Cardinal Disclosure Schedule or in the Cardinal SEC Documents, there is no suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation (an "Action") pending or, to the knowledge of Cardinal (or its executive officers or directors), threatened against Cardinal or any executive officer or director of Cardinal that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Cardinal or a material adverse effect on the ability of Cardinal to consummate the transactions contemplated hereby. Cardinal is not subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, insofar as can be reasonably foreseen, would have a Material Adverse Effect on Cardinal or a material adverse effect on the ability of Cardinal to consummate the transactions contemplated hereby. Except as set forth in Section 3.10 to the Cardinal Disclosure Schedule, since October 1, 1996, Cardinal has not been subject to any outstanding order, writ, injunction or decree relating to Cardinal's method of doing business or its relationship with past, existing or future users or purchasers of any goods or services of Cardinal.

          3.11 Board Recommendation; Required Vote. The Board of Directors of Cardinal, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of Cardinal and the Cardinal Shareholders, and (ii) resolved to recommend that the Cardinal Shareholders approve and authorize the Share Issuance. The affirmative vote of holders of a majority of the Cardinal Common Shares outstanding to approve the Share Issuance is the only vote of the Cardinal Shareholders necessary to adopt this Agreement and approve the transactions contemplated hereby.

          3.12 No Material Adverse Change. Except as set forth in Section 3.12 to the Cardinal Disclosure Schedule, or as disclosed in the Cardinal SEC Documents filed prior to the date of this Agreement, since June 30, 1998, there has been no material adverse change in the business, results of operations or financial condition of Cardinal and its subsidiaries taken as a whole other than any change relating to the economy, the securities markets in general or the industries generally in which Cardinal and its subsidiaries operate, or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on Cardinal or a material adverse effect on the ability of Cardinal to consummate the transactions contemplated hereby.

          3.13 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the balance sheet of Cardinal as of June 30, 1998 included in the Cardinal SEC Documents, (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, or (iii) as set forth in Section 3.13 to the Cardinal Disclosure Schedule, Cardinal does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Cardinal.


                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF ALLEGIANCE

          In order to induce Subcorp and Cardinal to enter into this Agreement, Allegiance hereby represents and warrants to Cardinal and Subcorp that the statements contained in this Article IV are true, correct and complete.

          4.1 Organization and Standing. Allegiance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Allegiance and each subsidiary of Allegiance is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on Allegiance. Allegiance is not in default in the performance, observance or fulfillment of any provision of its Amended and Restated Certificate of Incorporation (the "Allegiance Certificate"), or its Bylaws, as in effect on the date hereof (the "Allegiance Bylaws"). Allegiance has heretofore furnished to Cardinal a complete and correct copy of the Allegiance Certificate and the Allegiance Bylaws. Listed in Section 4.1 to the disclosure schedule delivered by Allegiance to Cardinal and dated the date hereof (the "Allegiance Disclosure Schedule") is each jurisdiction in which Allegiance or a subsidiary of Allegiance is qualified to do business and, whether Allegiance (or the subsidiaries of Allegiance) is in good standing as of the date of the Agreement.

          4.2 Subsidiaries. Allegiance does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for (i) those that, individually or in the aggregate, are immaterial and (ii) the subsidiaries set forth in
Section 4.2 to the Allegiance Disclosure Schedule. Except as set forth in
Section 4.2 to the Allegiance Disclosure Schedule, Allegiance is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity or any other person. Except as set forth in Section 4.2 to the Allegiance Disclosure Schedule, and except for those that are, individually or in the aggregate, immaterial, Allegiance owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Allegiance's subsidiaries. Each of the outstanding shares of capital stock of each of Allegiance's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Allegiance free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each subsidiary of Allegiance (other than those that are, individually or in the aggregate, immaterial) is set forth in Section
4.2 to the Allegiance Disclosure Schedule, as applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital and the record owner(s) thereof. Other than as set forth in Section 4.2 to the Allegiance Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of Allegiance (other than those that are, individually or in the aggregate, immaterial), nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary of Allegiance, and neither Allegiance nor any subsidiary of Allegiance has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of any subsidiary of Allegiance or any predecessor thereof.

          4.3 Corporate Power and Authority. Allegiance has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to authorization of the Merger and the transactions contemplated hereby by Allegiance Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Allegiance have been duly authorized by all necessary corporate action on the part of Allegiance, subject to authorization of the Merger and the transactions contemplated hereby by Allegiance Stockholders. This Agreement has been duly executed and delivered by Allegiance and constitutes the legal, valid and binding obligation of Allegiance enforceable against it in accordance with its terms.

          4.4 Capitalization of Allegiance. As of September 30, 1998, Allegiance's authorized capital stock consisted solely of (a) 200,000,000 shares of common stock, par value $1.00 per share ("Allegiance Common Stock"), of which
(i) 111,982,604 shares were issued and outstanding, (ii) 4,249,117 shares were issued and held in treasury (which does not include shares of Allegiance Common Stock reserved for issuance set forth in clause (iii) below), (iii) 17,962,765 shares were reserved for issuance upon the exercise of outstanding Allegiance Options, and (iv) 22,284,538 shares of Allegiance Common Stock were reserved for future issuance under the Stock Option Agreement dated October 8, 1998 between Cardinal and Allegiance (the "Allegiance Stock Option Agreement"); and (b) 20,000,000 shares of preferred stock, par value $.01 per share ("Allegiance Preferred Stock"), of which (i) none was issued and outstanding, and (ii) 2,000,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") reserved for issuance pursuant to the rights issued under the Allegiance Rights Agreement (as defined in Section 4.23). Since September 30, 1998, Allegiance has not issued any additional shares of capital stock except for the issuance of Allegiance Common Stock in connection with the exercise of Allegiance Options or ESPP Rights. Each outstanding share of Allegiance capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof, in Section 4.4 to the Allegiance Disclosure Schedule or as contemplated by the Allegiance Stock Option Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any securities of Allegiance, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Allegiance, and neither Allegiance nor any subsidiary of Allegiance has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Allegiance or any predecessor. The issuance and sale of all of the shares of capital stock described in this
Section 4.4 have been in compliance with federal and state securities laws. Allegiance has previously provided Cardinal with a schedule setting forth the names of, and the number of shares of each class (including the number of shares issuable upon exercise of Allegiance Options and the exercise price and vesting schedule with respect thereto) and the number of options held by, all holders of options to purchase Allegiance capital stock. Section 4.4 to the Allegiance Disclosure Schedule sets forth the average exercise price for outstanding Allegiance Options. Except as set forth in Section 4.4 to the Allegiance Disclosure Schedule, Allegiance has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity; copies of all such agreements have previously been provided to Cardinal.

          4.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement or the Allegiance Stock Option Agreement by Allegiance, nor the consummation of the transactions contemplated hereby or thereby will:

          (a) conflict with, or result in a breach of any provision of, the Allegiance Certificate or the Allegiance Bylaws;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Allegiance or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Allegiance or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Allegiance or any of its subsidiaries or any of their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Allegiance or any of its affiliates with, any third party or any Governmental Authority, other than (i) authorization of the Merger and the transactions contemplated hereby by Allegiance Stockholders, (ii) actions required by the HSR Act, (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement and (iv) consents or approvals of any Governmental Authority set forth in Section 4.5 to the Allegiance Disclosure Schedule;

except in the case of clause (b) which is set forth in Section 4.5(b) to the Allegiance Disclosure Schedule or, individually or in the aggregate, are otherwise immaterial, and in the case of clauses (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Allegiance or a material adverse effect on the ability of the parties to consummate the transaction contemplated hereby.

          4.6 No Material Adverse Change. Except as set forth in Section 4.6 to the Allegiance Disclosure Schedule or disclosed in the Allegiance SEC Documents (as defined in Section 4.7 hereof) filed prior to the date of this Agreement, since December 31, 1997, there has been no material adverse change in the business, results of operations or financial condition of Allegiance and its subsidiaries taken as a whole other than any change relating to the economy, the securities markets in general or the industries in which Allegiance and its subsidiaries operate, or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on Allegiance or a material adverse effect on the ability of Allegiance to consummate the transactions contemplated hereby.

          4.7 Allegiance SEC Documents. Allegiance has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since June 1, 1996 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Allegiance SEC Documents"). The Allegiance SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any Allegiance SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Allegiance included in the Allegiance SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Allegiance SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Allegiance and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of Allegiance is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the NYSE, any other stock exchange or any other comparable Governmental Authority.

          4.8 Taxes.

          (a) Allegiance and its subsidiaries have duly filed all material federal, state, local and foreign income, franchise, excise, real and personal property and other Tax Returns (as defined below) and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Allegiance or its subsidiaries prior to the date hereof. All of the foregoing Tax Returns and reports are true and correct (except for such inaccuracies that are, individually or in the aggregate, immaterial), and Allegiance and its subsidiaries have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes (as defined below), interest and penalties required to be paid in respect of the periods covered by such returns or reports or otherwise due to any federal, state, foreign, local or other taxing authority. Except as disclosed on
Section 4.8 to the Allegiance Disclosure Schedule, neither Allegiance nor any of its subsidiaries have any material liability for any Taxes in excess of the amounts so paid or reserves so established and neither Allegiance nor any of its subsidiaries is delinquent in the payment of any material Tax. None of them has requested or filed any document having the effect of causing any extension of time within which to file any returns in respect of any fiscal year which have not since been filed. No deficiencies for any material Tax have been proposed in writing, asserted or assessed (tentatively or definitely), in each case, by any taxing authority, against Allegiance or any of its subsidiaries for which there are not adequate reserves. Neither Allegiance nor any of its subsidiaries is the subject of any currently ongoing Tax audit except for those that are, individually or in the aggregate, immaterial. As of the date of this Agreement, there are no pending requests for waivers of the time to assess any material Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves. Neither Allegiance nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of Allegiance or any of its subsidiaries (other than liens for Taxes not yet due). To the knowledge of Allegiance, no claim has ever been made in writing by an authority in a jurisdiction where none of Allegiance and its subsidiaries files Tax Returns that Allegiance or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Allegiance has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

          (b) Except as set forth in Section 4.8 to the Allegiance Disclosure Schedule, neither Allegiance nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Except as set forth in Section 4.8 to the Allegiance Disclosure Schedule, neither Allegiance nor any of its subsidiaries are now or have ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Allegiance or any of its subsidiaries that (i) requires Allegiance or any of its subsidiaries to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Allegiance or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Allegiance or any of its subsidiaries, from any other person.

          (c) Allegiance and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

          (d) "Tax Returns" means returns, reports and forms required to be filed with any Governmental Authority of the United States or any other jurisdiction responsible for the imposition or collection of Taxes.

          (e) "Taxes" means (i) all Taxes (whether federal, state, local or foreign) based upon or measured by income and any other Tax whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property Taxes, together with any interest or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

          4.9 Compliance with Law. Allegiance is in compliance, and at all times since October 1, 1996 has been in compliance, with all Applicable Laws relating to Allegiance or its business or properties, except where the failure to be in compliance with such Applicable Laws (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on Allegiance. No investigation or review by any Governmental Authority with respect to

Allegiance is pending, or, to the knowledge of Allegiance, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on Allegiance.

          4.10 Intellectual Property.

          (a) "Intellectual Property" shall mean all intellectual property or other proprietary rights of every kind, including, all domestic or foreign patents, domestic or foreign patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, trade names, trade dress, copyright registrations, customer lists, marketing and customer information, licenses, technical information (whether confidential or otherwise), software, and all documentation thereof.

          (b) Except as would not reasonably be expected to have a Material Adverse Effect on Allegiance, Allegiance has the defensible right to use, whether through ownership, licensing or otherwise, all Intellectual Property necessary for the operation of the business of Allegiance in substantially the same manner as such business is presently conducted. Except as set forth in
Section 4.10 to the Allegiance Disclosure Schedule (i) to the knowledge of Allegiance, no written claim of invalidity or ownership with respect to any material Intellectual Property has been made by a third party and such Intellectual Property is not the subject of any threatened or pending Action;
(ii) no person or entity has given written notice to Allegiance that, with respect to the material Intellectual Property, Allegiance or a licensee of Allegiance is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (iii) the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, or publishing of any process, machine, manufacture, composition of matter, or material related to any material Intellectual Property, does not and will not infringe in any material respect any domestic or foreign patent, trademark, service mark, trade name, copyright or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party; (iv) to Allegiance's knowledge, no valid foreign or domestic patents or patent applications exist that are adverse to the material interests of Allegiance; (v) to Allegiance's knowledge there exists no (A) prior act that would void or invalidate any material Intellectual Property or (B) conduct or use by Allegiance or any third party that would void or invalidate any material Intellectual Property; and (vi) the execution, delivery and performance of this Agreement by Allegiance, and the consummation of the transactions contemplated thereby, will not breach, violate or conflict with any material instrument or agreement governing or contained within any material Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the material Intellectual Property or in any way impair the right of Cardinal or the Surviving Corporation to make, use, sell, license or dispose of, or to bring any action for the infringement of, any material Intellectual Property.

          4.11 Registration Statement; Joint Proxy Statement. None of the information provided in writing by Allegiance for inclusion in the Registration Statement at the time it becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the Allegiance Stockholders Meeting or the Cardinal Shareholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Joint Proxy Statement, except for such portions thereof that relate only to Cardinal and its subsidiaries, will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

          4.12 Litigation; Products Liability. Except as set forth in Section
4.12 to the Allegiance Disclosure Schedule, there is no Action pending or, to the knowledge of Allegiance (or its executive officers or directors), threatened against Allegiance or any executive officer or director of Allegiance that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Allegiance or a material adverse effect on the ability of Allegiance to consummate the transactions contemplated hereby. Allegiance is not subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, insofar as can be reasonably foreseen, would have a Material Adverse Effect on Allegiance or a material adverse effect on the ability of Allegiance to consummate the transactions contemplated hereby. Except as set forth in Section 4.12 to the Allegiance Disclosure Schedule, since October 1, 1996, Allegiance has not been subject to any outstanding order, writ, injunction or decree relating to Allegiance's method of doing business or its relationship with past, existing or future users or purchasers of any goods or services of Allegiance. Except as set forth in Section 4.12 to the Allegiance Disclosure Schedule, there is no Action presently pending or, to the knowledge of Allegiance (or its executive officers or directors), threatened against Allegiance relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including, without limitation, any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of Allegiance, which if adversely determined, would have a Material Adverse Effect on Allegiance.

          4.13 Brokerage and Finder's Fees. Except for Allegiance's obligations to Credit Suisse First Boston Corporation ("CSFB") (copies of all agreements relating to such obligations having previously been provided to Cardinal), neither Allegiance nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of Allegiance, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

          4.14 Accounting Matters; Reorganization. To the best knowledge of Allegiance (including its executive officers and directors) after due investigation, neither Allegiance nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Cardinal or any of its affiliates) would (a) prevent Cardinal from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes or (b) prevent the Merger from constituting a "reorganization" qualifying under the provisions of Section 368(a) of the Code.

          4.15 Employee Benefit Plans.

          (a) For purposes of this Section 4.15, the following terms have the definitions given below:

          "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Plans listed in Section 4.15 of the Allegiance Disclosure Schedule.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "Plans" means all employee benefit plans, programs and other arrangements providing benefits to any employee or former employee in respect of services provided to Allegiance or beneficiary or dependent thereof, and whether covering one person or more than one person, sponsored or maintained by Allegiance or any of its subsidiaries or to which Allegiance or any of its subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Plans" includes any defined benefit or defined contribution pension plan, profit sharing plan, stock ownership plan, deferred compensation agreement or arrangement, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option or stock purchase plan, bonus or incentive plans or programs, severance pay plan policy, practice or agreement, employment agreement, retiree medical benefits plan and each other employee benefit plan, program or arrangement including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          (b) Section 4.15 to the Allegiance Disclosure Schedule lists all Plans covering individuals who are or were employed in the United States. With respect to each Plan, Allegiance has made available to Cardinal a true, correct and complete copy of the following (where applicable): (i) each writing constituting a part of such Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles;
(ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any.

          (c) The Internal Revenue Service has issued a favorable determination letter with respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

          (d) All contributions required to be made to any Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full.

          (e) Allegiance and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. Each Plan has been operated in material compliance with its terms. There is not now, and there are no existing circumstances that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of Allegiance or any of its subsidiaries under ERISA or the Code.

          (f) No Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No Plan is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of Allegiance, its subsidiaries nor any of their respective ERISA Affiliates has, at any time since October 1, 1996, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

          (g) There does not now exist, and to the knowledge of Allegiance, there are no existing circumstances that could reasonably be expected to result in any material Controlled Group Liability that would be a liability of Allegiance or any of its subsidiaries following the Closing.

          (h) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and except as set forth in
Section 4.15(h) to the Allegiance Disclosure Schedule, neither Allegiance nor any of its subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof which are not reflected in the financial statement included in the Allegiance SEC Documents. To the knowledge of Allegiance, there has been no communication to employees of Allegiance or its subsidiaries that could reasonably be expected to promise or guarantee such employees retiree health or life insurance benefits or other retiree death benefits on a permanent basis.

          (i) Except as disclosed in Section 4.15(i) to the Allegiance Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of Allegiance or any of its subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 4.15(i) to the Allegiance Disclosure Schedule, no amount paid or payable by Allegiance or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (j) Except as disclosed in Section 4.15(j) to the Allegiance Disclosure Schedule, there are no pending or to the knowledge of Allegiance threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans that could reasonably be expected to result in any material liability of Allegiance or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

          (k) Allegiance has disclosed to Cardinal in writing the following information for each executive officer of Allegiance and each other employee who is a party to an agreement pursuant to the Allegiance Change in Control Plan (a "Change in Control Agreement"): such individual's current cash compensation (including, without limitation, salary and target annual bonus) and a description or other documentation of such individual's material non-cash compensation. Except as set forth in Section 4.15(k) to the Allegiance Disclosure Schedule, no officer, director, or employee of Allegiance or any other affiliate of Allegiance, or any immediate family member of any of the foregoing, provides or causes to be provided to Allegiance any material assets, services or facilities and Allegiance does not provide or cause to be provided to any such officer, director, employee or affiliate, or any immediate family member of any of the foregoing, any material assets, services or facilities.

          (l) All Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are actually fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

          4.16 Contracts. Section 4.16 to the Allegiance Disclosure Schedule lists as of the date hereof all written or oral contracts, agreements, guarantees, leases and executory commitments other than Plans (each a "Contract") to which Allegiance is a party and that fall within any of the following categories: (a) joint venture, partnership and like agreements, other than those that are, individually or in the aggregate, immaterial, (b) Contracts containing covenants purporting to limit the freedom of Allegiance to compete in any line of business in any geographic area or to hire any individual or group of individuals, other than those that are, individually or in the aggregate, immaterial (c) Contracts that after the Effective Time would have the effect of limiting the freedom of Cardinal or its subsidiaries (other than Allegiance and its subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts that contain requirements or other terms that restrict or limit the purchasing relationships of Allegiance or its affiliates, other than those that are, individually or in the aggregate, immaterial, (e) Contracts with any labor organization or union, (f) Contracts involving annual revenues to the business of Allegiance in excess of 2.5% of Allegiance's annual revenues, (g) Contracts providing for "earn-outs", "savings guarantees", "performance guarantees", or other contingent payments by Allegiance involving more than $1,000,000 over the term of the Contract, and (h) Contracts with or for the benefit of any affiliate of Allegiance or immediate family member thereof (other than subsidiaries of Allegiance) involving more than $60,000 in the aggregate per affiliate. All such Contracts are valid and binding obligations of Allegiance and, to the knowledge of Allegiance, the valid and binding obligation of each other party thereto except such Contracts that if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on Allegiance. Neither Allegiance nor, to the knowledge of Allegiance, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations that, individually or in the aggregate, would not have a Material Adverse Effect on Allegiance. Set forth in Section 4.16 to the Allegiance Disclosure Schedule is the amount of the annual premium currently paid by Allegiance for its directors' and officers' liability insurance.

          4.17 Labor Matters. Allegiance does not have any labor contracts or collective bargaining agreements with any persons employed by Allegiance or any persons otherwise performing services primarily for Allegiance. Except as set forth in Section 4.17 to the Allegiance Disclosure Schedule, there is no labor strike, dispute or stoppage pending or, to the knowledge of Allegiance, threatened against Allegiance, and Allegiance has not experienced any labor strike, dispute or stoppage or other material labor difficulty involving its employees since October 1, 1996. Except as set forth in Section 4.17 to the Allegiance Disclosure Schedule, to the knowledge of Allegiance, since October 1, 1996, no campaign or other attempt for recognition has been made by any labor organization or employees with respect to employees of Allegiance or any of its subsidiaries.

          4.18 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the balance sheet of Allegiance as of December 31, 1997 included in the Allegiance SEC Documents, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, Allegiance does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Allegiance.

          4.19 Permits; Compliance.

          (a) Allegiance is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Allegiance Permits"), and there is no Action pending or, to the knowledge of Allegiance, threatened regarding any of the Allegiance Permits. Allegiance is not in conflict with, or in default or violation of any of the Allegiance Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Allegiance.

          (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Allegiance:

          (i) all necessary clearances or approvals from Governmental Authorities for all drug and device products which are manufactured and/or sold by Allegiance and its subsidiaries have, to the knowledge of Allegiance, been obtained, and Allegiance and its subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by Allegiance and its subsidiaries of such products;

          (ii) none of Allegiance, or any of its officers, employees or agents (during the term of such person's employment by Allegiance or while acting as an agent of Allegiance, or, to Allegiance's actual knowledge, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the Food & Drug Administration, (the "FDA") or any similar Governmental Authorities, failed to disclose a material fact required to be disclosed to the FDA or similar Governmental Authorities, or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA or similar Governmental Authorities to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" or similar governmental policy, rule, regulation or law;

          (iii) as to each article of drug, device, cosmetic or vitamin manufactured (directly or indirectly) and/or, to the knowledge of Allegiance, distributed by Allegiance, such article is not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or any similar governmental act or law of any jurisdiction; and

          (iv) none of Allegiance or any of its officers, employees or agents (during the term of such person's employment by Allegiance or while acting as an agent of Allegiance, or, to Allegiance's knowledge, prior to such employment), subsidiaries or affiliates has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any Applicable Law.

          4.20 Environmental Matters. Except as disclosed in the Allegiance SEC Documents, (i) the properties, operations and activities of Allegiance and its subsidiaries are in compliance with all applicable Environmental Laws (as defined below) and all past noncompliance of Allegiance or any Allegiance subsidiary with any Environmental Laws or Environmental Permits (as defined below), has been resolved without any pending, ongoing or future obligation, cost or liability; (ii) Allegiance and its subsidiaries and the properties and operations of Allegiance and its subsidiaries are not subject to any existing, pending or, to the knowledge of Allegiance, threatened Action by or before any court or Governmental Authority under any Environmental Law; (iii) there has been no release of any hazardous substance, pollutant or contaminant into the environment by Allegiance or its subsidiaries or in connection with their properties or operations; and (iv) there has been no exposure of any person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of Allegiance and its subsidiaries, in each case, other than those matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Allegiance. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution, or protection of human health from Hazardous Materials (as defined below) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, injunctions, judgments, licenses, notices, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. "Environmental Permit" means any permit, approval, license or other authorization required under or issued pursuant to any applicable Environmental Law.

          4.21 Opinion of Financial Advisor. Allegiance has received the written opinion of CSFB, its financial advisor, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Allegiance Stockholders from a financial point of view. Allegiance has heretofore provided copies of such opinion to Cardinal and such opinion has not been withdrawn or revoked or modified in any material respect.

          4.22 Board Recommendation; Required Vote. The Board of Directors of Allegiance, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Allegiance Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the Allegiance Stockholders, and (ii) resolved to recommend that the holders of the shares of Allegiance Common Stock approve this Agreement and the transactions contemplated herein, including the Merger (the "Allegiance Board Recommendation"). The affirmative vote of holders of a majority of the outstanding shares of Allegiance Common Stock to approve the Merger is the only vote of the holders of any class or series of Allegiance Common Stock necessary to adopt the Agreement and approve the transactions contemplated hereby.

          4.23 Section 203 of DGCL; Rights Agreement. Prior to the date hereof, the Board of Directors of Allegiance has taken all action necessary to exempt under or make not subject to (x) the provisions of Section 203 of the DGCL and
(y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, the Allegiance Stock Option Agreement and the Support/Voting Agreements dated as of October 8, 1998 between Cardinal and certain Allegiance Stockholders (collectively, the "Support Agreements"), (ii) the Merger and (iii) the transactions contemplated hereby and by the Allegiance Stock Option Agreement and the Support Agreements. The Rights Agreement, dated as of September 30, 1996 (the "Allegiance

Rights Agreement"), between Allegiance and First Chicago Trust Company of New York, a New York banking corporation, has been amended so that Cardinal and Subcorp are each exempt from the definition of "Acquiring Person" contained in the Allegiance Rights Agreement, no "Stock Acquisition Date" or "Distribution Date" or "Triggering Event" (as such terms are defined in the Allegiance Rights Agreement) will occur as a result of the execution of this Agreement or the Allegiance Stock Option Agreement or the consummation of the Merger pursuant to this Agreement or the acquisition or transfer of shares of Allegiance Common Stock by Cardinal pursuant to the Allegiance Stock Option Agreement and the Allegiance Rights Agreement will expire immediately prior to the Effective Time, and the Allegiance Rights Agreement, as so amended, has not been further amended or modified. Copies of all such amendments to the Allegiance Rights Agreement have been previously provided to Cardinal.

          4.24 Employee Agreements. Each of the two employees of Allegiance specified in Section 4.24 to the Allegiance Disclosure Schedule has duly executed and delivered an amendment to such employee's Change in Control Agreement with Allegiance, and such amendments have not been further amended or terminated. Allegiance has previously provided to Cardinal copies of all such amendments.


                                   ARTICLE V.

                            COVENANTS OF THE PARTIES

                  The parties hereto agree that:

          5.1 Mutual Covenants.

          (a) HSR Act Filings; Reasonable Best Efforts; Notification.

          (i) Each of Cardinal and Allegiance shall (A) make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within fifteen business days after the date of this Agreement, (B) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Authority in respect of such filings or such transactions, and
     (C) cooperate with the other party in connection with any such filing (including, with respect to the party making a filing, providing copies of all such documents to the non-filing party and its advisors prior to filing (other than documents containing confidential business information that shall be shared only with outside counsel to the non-filing party) and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Antitrust Laws (as defined in Section 5.1(a)(ii)) with respect to any such filing or any such transaction. Each party shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction. Neither party shall independently participate in any meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other party prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. The parties hereto will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other Antitrust Laws.

          (ii) Each of Cardinal and Allegiance shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transaction contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statues, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Cardinal and Allegiance shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless by mutual agreement Cardinal and Allegiance decide that litigation is not in their respective best interests. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.1(a) shall limit a party's right to terminate this Agreement pursuant to Section 7.1, so long as such party has up to then complied in all material respects with its obligations under this
     Section 5.1(a). Each of Cardinal and Allegiance shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

          (iii) Each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on Cardinal or Allegiance from occurring prior to or after the Effective Time, (C) the preparation of the Joint Proxy Statement, the Prospectus and the Registration Statement, (D) the taking all action necessary to ensure that it is a "poolable entity" eligible to participate in a transaction to be accounted for as a pooling-of-interests for financial reporting purposes, and (E) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by, and to fully carry out the purposes of, this Agreement.

          (iv) Notwithstanding anything to the contrary in this Agreement, (A) neither Cardinal nor any of its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Cardinal and its subsidiaries taken as a whole or a material adverse effect on the assets, liabilities, results of operations or financial condition of Cardinal combined with the Surviving Corporation after the Effective Time, (B) prior to the Effective Time, neither Allegiance nor its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Allegiance and its subsidiaries taken as a whole, (C) neither party nor their respective subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from consummation of the Merger and (D) neither party shall be required to waive any of the conditions to the Merger set forth in Article VI as they apply to such party.

          (b) Pooling-of-Interests. Each of the parties agrees that it shall not, and shall not permit any of its subsidiaries to, take any actions (regardless of whether such action would otherwise be permitted or not prohibited hereunder) that would, or would be reasonably likely to, prevent Cardinal from accounting, and shall use its reasonable best efforts (including, without limitation, providing appropriate representation letters to Cardinal's accountants) to allow Cardinal to account, for the Merger in accordance with the pooling-of-interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board, and all related published rules, regulations and policies of the Commission ("APB No. 16"), and to obtain a letter, in form and substance reasonably satisfactory to Cardinal, from Deloitte & Touche LLP dated the Closing Date stating that they concur with management's conclusion that the Merger will qualify as a transaction to be accounted for by Cardinal in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16.

          (c) Tax-Free Treatment. Each of the parties shall use its reasonable best efforts to cause the Merger to constitute a tax-free "reorganization" under
Section 368(a) of the Code and to cooperate with one another in obtaining an opinion from Davis Polk & Wardwell, counsel to Allegiance, as provided for in
Section 6.2(d). In connection therewith, each of Cardinal and Allegiance shall deliver to Davis Polk & Wardwell representation letters and Allegiance shall use all reasonable efforts to obtain representation letters from appropriate shareholders of Allegiance and shall deliver any such letters obtained to Davis Polk & Wardwell, in each case, in form and substance reasonably satisfactory to Davis Polk & Wardwell.

          (d) Public Announcements. The initial press release concerning the Merger and the transactions contemplated hereby shall be a joint press release. Unless otherwise required by Applicable Laws or requirements of the NYSE (and, in that event, only if time does not permit), at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, Cardinal and Allegiance shall consult with each other before issuing any press release with respect to the Merger and shall not issue any such press release prior to such consultation.

          5.2 Covenants of Cardinal.

          (a) Cardinal Shareholders Meeting. Cardinal shall take all action in accordance with the federal securities laws, the Ohio Revised Code, the Cardinal Articles and the Cardinal Code of Regulations, necessary to duly call, give notice of, convene and hold a special meeting of Cardinal Shareholders (the "Cardinal Shareholders Meeting") to be held on the earliest practical date determined in consultation with Allegiance, and to obtain the consent and approval of Cardinal Shareholders with respect to the Share Issuance and the transactions contemplated hereby. Cardinal shall take all lawful action to solicit the approval of the Share Issuance by the Cardinal Shareholders and the Board of Directors of Cardinal shall recommend approval of the Share Issuance by the Cardinal Shareholders.

          (b) Preparation of Registration Statement. Cardinal shall, as soon as is reasonably practicable, prepare the Joint Proxy Statement for filing with the Commission on a confidential basis (unless Cardinal shall reasonably determine, in consultation with Allegiance, that it is appropriate to file the Joint Proxy Statement with the Commission on a non-confidential basis as the Registration Statement) and shall file the Joint Proxy Statement. Consistent with the timing for the Cardinal Shareholders Meeting and the Allegiance Stockholders Meeting as determined by Cardinal after consultation with Allegiance, Cardinal shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Joint Proxy Statement by the Commission and shall use its reasonable best efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, Cardinal shall obtain knowledge of any information pertaining to Cardinal contained in or omitted from the Registration Statement that would require an amendment or supplement to the Registration Statement or the Joint Proxy Statement, Cardinal will so advise Allegiance in writing and will promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Joint Proxy Statement. Cardinal shall promptly furnish to Allegiance all information concerning it as may be required for supplementing the Joint Proxy Statement. Cardinal shall cooperate with Allegiance in the preparation of the Joint Proxy Statement in a timely fashion and shall use its reasonable best efforts to assist Allegiance in clearing the Joint Proxy Statement with the Staff of the Commission. Consistent with the timing of the Cardinal Shareholders Meeting and the Allegiance Stockholder Meeting, Cardinal shall use all reasonable best efforts to mail at the earliest practicable date to Cardinal Shareholders the Joint Proxy Statement, which Joint Proxy Statement shall include all information required under Applicable Law to be furnished to Cardinal Shareholders in connection with the Share Issuance and shall include the recommendation of the Cardinal Board of Directors that the Cardinal Shareholders approve the Share Issuance. Cardinal shall also take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Cardinal Common Shares in the Merger. No filing of, or amendment or supplement to, the Registration Statement or to the Joint Proxy Statement will be made by Cardinal without providing Allegiance the opportunity to review and comment thereon. Cardinal will advise Allegiance, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Cardinal Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the Commission for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the Commission for additional information. Cardinal will hold the Cardinal Shareholders Meeting no later than the date of the Allegiance Stockholder Meeting and as soon as practicable after the date hereof

          (c) Conduct of Cardinal's Operations. During the period from the date of this Agreement to the Effective Time, Cardinal shall use its reasonable best efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. During the period from the date of this Agreement to the Effective Time, Cardinal shall not
(i) make any amendment to the Cardinal Articles that changes the fundamental attributes of the Cardinal Common Stock, (ii) make any material changes to the Certificate of Incorporation of Subcorp, (iii) make, declare or pay any extraordinary cash dividend, other than extraordinary dividends between Cardinal and a subsidiary of Cardinal and non-extraordinary dividends, (iv) permit or cause any subsidiaries to do any of the foregoing or agree or commit to any of the foregoing, or (v) agree in writing or otherwise to take any of the foregoing actions.

          (d) Indemnification; Directors' and Officers' Insurance.

          (i) From and after the Effective Time, Cardinal shall cause, the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of Allegiance in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Allegiance Certificate or the Allegiance Bylaws, and

          (ii) Cardinal shall use all reasonable efforts to cause the Surviving Corporation or Cardinal to obtain and maintain in effect for a period of six years after the Effective Time policies of directors' and officers' liability insurance at no cost to the beneficiaries thereof with respect to acts or omissions occurring prior to the Effective Time with substantially the same coverage and containing substantially similar terms and conditions as existing policies; provided, however, that neither the Surviving Corporation nor Cardinal shall be required to pay an aggregate premium for such insurance coverage in excess of 150% of the amount set forth in
     Section 4.16 to the Allegiance Disclosure Schedule.

          (e) Merger Sub. Prior to the Effective Time, Subcorp shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Subcorp for the issuance of its stock to Cardinal) or any material liabilities. Cardinal will take all action necessary to cause Subcorp to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          (f) NYSE Listing. Cardinal shall use its reasonable efforts to cause the Cardinal Common Shares issuable pursuant to the Merger (including pursuant to Cardinal Exchange Options) to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

          (g) Access. Cardinal shall permit representatives of Allegiance to have appropriate access at all reasonable times to Cardinal's premises, properties, books, records, contracts, documents, customers and suppliers. Information obtained by Allegiance pursuant to this Section 5.2 shall be subject to the provisions of the confidentiality agreement between Cardinal and Allegiance dated October 1, 1998 (the "Confidentiality Agreement"), which agreement remains in full force and effect. No investigation conducted pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made in this Agreement.

          (h) Board of Directors of Cardinal. The Board of Directors of Cardinal shall take all action necessary immediately following the Effective Time to elect as directors of Cardinal Mr. Lester Knight, and two other independent directors who are currently members of the Board of Directors of Allegiance chosen by the Chairman of Cardinal from three directors of Allegiance proposed by the Board of Directors of Allegiance prior to the Effective Time, for a term expiring at Cardinal's next annual meeting of shareholders following the Effective Time at which the term of the class to which such director is elected expires, subject to being renominated as a director of Cardinal at the discretion of Cardinal's Board of Directors, provided, however, that not more than one of such directors will be in the class whose term expires at Cardinal's 1999 annual meeting of shareholders.

          (i) Employees and Employee Benefits.

               (A) From and after the Effective Time, Cardinal shall treat all service by Allegiance Employees (as defined below) with Allegiance and their respective predecessors prior to the Effective Time for all purposes as service with Cardinal (except for purposes of benefit accrual under defined benefit pension plans or to the extent such treatment would result in duplicative accrual on or after the Closing Date of benefits for the same period of service), and, with respect to any medical or dental benefit plan in which Allegiance Employees participate after the Effective Time, Cardinal shall waive or cause to be waived any pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any Allegiance Employee who was, as of the Effective Time, excluded from participation in an Allegiance Plan by virtue of such pre-existing condition), and shall provide that any covered expenses incurred on or before the Effective Time during the plan year of the applicable Allegiance Plan in which the Effective Time occurs by an Allegiance Employee or an Allegiance Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Cardinal and subsidiaries of Cardinal. For purposes of this Section 5.2(i), "Allegiance Employees" shall mean persons who are, as of the Effective Time, employees of Allegiance.

               (B) For a period of one year following the Effective Time, Cardinal agrees that it will, or will cause the Surviving Corporation and each subsidiary of the Surviving Corporation to, continue to maintain for the benefit of individuals who are employees of Allegiance and its subsidiaries who continue to be employed following the Effective Time ("Continuing Allegiance Employees") compensation and benefit plans, programs, arrangements and policies which provide compensation and benefits that are substantially comparable, in the aggregate, to those provided by Allegiance or any subsidiary of Allegiance, if applicable, for the benefit of such Continuing Allegiance Employees immediately prior to the Effective Time; provided that termination or amendment of the ESPP shall not be deemed to violate this sentence.

               (C) If any individual who is employed by Allegiance or any subsidiary of Allegiance immediately prior to the Effective Time is terminated by Cardinal at the Effective Time or during the one-year period following the Effective Time, Cardinal shall pay to such individual severance pay, and ensure benefit continuation, including coverage by any relevant group medical or life insurance benefits, on a basis no less favorable to such individual than under the severance policies of Allegiance in existence immediately prior to the Effective Time, based on the salary of such individual in effect on his or her termination date, with appropriate credit for accumulated service with Allegiance, its Affiliates and Cardinal, and during any period of salary continuation.

               (D) Cardinal agrees to, or to cause the Surviving Corporation to continue to, provide the transition benefit specified under subsection 4.3 of the Allegiance Retirement Plan to all eligible Allegiance Employees in the same amounts, at the same times and pursuant to the same terms and conditions as specified in the Allegiance Retirement Plan prior to the Effective Time.

          (j) Restrictions on Termination of Employees. Cardinal shall not terminate any Allegiance Employee who is prohibited from selling Cardinal Common Shares or shares of Allegiance Common Stock pursuant to the restrictions in connection with the pooling-of-interests method of accounting under APB No. 16 or any other restrictions under federal or state securities laws during the time period such employee is prohibited from selling such shares pursuant to such restrictions; provided, that the foregoing shall not prevent Cardinal from terminating any such Allegiance Employee (i) for cause, as determined by Cardinal in good faith or (ii) at any time after the expiration of six months after the Effective Time; and provided, further, that there shall not be taken into account for purposes of the foregoing any restrictions under federal or state securities laws that arise as a result of actions of the Allegiance employee in question after the Effective Time.

          (k) SIP. If no waiver as described in the next sentence is obtained, Cardinal shall assume the obligations of Allegiance under the Facility and Guaranty Agreement (the "Facility Agreement") dated as of May 2, 1997 by and between Allegiance, the Lenders thereunder and The First National Bank of Chicago ("First National"), individually and as Agent for the Lenders thereunder. Cardinal shall cooperate and use its best efforts to cause First National to waive the provisions for early repayment upon the occurrence of a Change of Control set forth in Section 2(a) of the Form of Master Promissory Note under the Facility Agreement.

          5.3 Covenants of Allegiance.

          (a) Allegiance Stockholders Meeting. Allegiance shall take all action in accordance with the federal securities laws, the DGCL and the Allegiance Certificate and the Allegiance Bylaws necessary to duly call, give notice of, convene and hold a special meeting of Allegiance Stockholders (the "Allegiance Stockholders Meeting") to be held on the earliest practicable date determined in consultation with Cardinal to consider and vote upon approval of the Merger, this Agreement and the transactions contemplated hereby. Allegiance shall take all lawful actions to solicit the approval of the Merger, this Agreement and the transactions contemplated hereby, by the Allegiance Stockholders, and the Board of Directors of Allegiance shall recommend approval of the Merger, this Agreement and the transactions contemplated hereby by the Allegiance Stockholders (to the extent not previously withdrawn pursuant to Section 5.3(d)).

          (b) Information for the Registration Statement and Preparation of Joint Proxy Statement. Allegiance shall promptly furnish Cardinal with all information concerning it as may be required for inclusion in the Joint Proxy Statement and the Registration Statement. Allegiance shall cooperate with Cardinal in the preparation of the Joint Proxy Statement and the Registration Statement in a timely fashion and shall use all reasonable efforts to assist Cardinal in having the Registration Statement declared effective by the Commission as promptly as practicable consistent with the timing for the Cardinal Shareholders Meeting and the Allegiance Stockholders Meeting as determined by Cardinal after consultation with Allegiance. If, at any time prior to the Effective Time, Allegiance obtains knowledge of any information pertaining to Allegiance that would require any amendment or supplement to the Registration Statement or the Joint Proxy Statement, Allegiance shall so advise Cardinal and shall promptly furnish Cardinal with all information as shall be required for such amendment or supplement and shall promptly amend or supplement the Registration Statement and/or Joint Proxy Statement. Allegiance shall use all reasonable efforts to cooperate with Cardinal in the preparation and filing of the Joint Proxy Statement with the Commission on a confidential basis (except to the extent determined pursuant to the terms of Section 5.2(b)). Consistent with the timing for the Cardinal Shareholders Meeting and the Allegiance Stockholders Meeting as determined by Cardinal after consultation with Allegiance, Allegiance shall use all reasonable efforts to mail at the earliest practicable date to Allegiance Stockholders the Joint Proxy Statement, which shall include all information required under Applicable Law to be furnished to Allegiance Stockholders in connection with the Merger and the transactions contemplated thereby and shall include the Allegiance Board Recommendation to the extent not previously withdrawn in compliance with Section 5.3(d) and the written opinion of CSFB described in Section 4.21.

          (c) Conduct of Allegiance's Operations. Allegiance shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted), to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Allegiance shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.3(c) to the Allegiance Disclosure Schedule, without the prior written consent of Cardinal:

               (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend (other than regular quarterly dividends on Allegiance Common Stock of $0.0525 per share with record and payment dates consistent with past practice) or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of Allegiance Options that are outstanding as of the date hereof or the exercise of ESPP Rights), or
          (E) enter
     into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

               (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than in the ordinary course of business;

               (iii) make or propose any changes in the Allegiance Certificate or the Allegiance Bylaws;

               (iv) merge or consolidate with any other person;

               (v) acquire a material amount of assets or capital stock of any other person;

               (vi) amend or modify, or propose to amend or modify, the Allegiance Rights Agreement, as amended as of the date hereof;

               (vii) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice;

               (viii) create any subsidiaries;

               (ix) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice (except for change-of-control severance agreements that in all cases shall require the prior written consent of Cardinal), or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law or in the ordinary course of business consistent with past practice, or grant, reprice, or accelerate the exercise or payment of any Allegiance Options or other equity-based awards;

               (x) enter into, adopt or amend any employee benefit or similar plan, except as may be required by Applicable Law;

               (xi) take any action that could give rise to a right to severance benefits pursuant to any Change in Control Agreement;

               (xii) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by United States generally accepted accounting principles as advised by Allegiance's regular independent accountants;

               (xiii) settle any Actions, whether now pending or hereafter made or brought involving, individually or in the aggregate, an amount in excess of $1,000,000;

               (xiv) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement to which Allegiance is a party;

               (xv) enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 5.3(d));

               (xvi) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $1 million except for depreciation and amortization in accordance with generally accepted accounting principles consistently applied;

               (xvii) incur or commit to any capital expenditures other than pursuant to the Allegiance Corporation Operating Plan as in effect on the date of this Agreement, provided that no individual capital expenditure will be in excess of $5 million;

               (xviii) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current policies not in excess of the amount paid prior to the date of this Agreement;

               (xix) take any action to exempt or make not subject to (x) the provisions of Section 203 of the DGCL or (y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Cardinal or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

               (xx) take any action that would likely result in the representations and warranties set forth in Article IV becoming false or inaccurate in any material respect;

               (xxi) enter into or carry out any other transaction other than in the ordinary and usual course of business;

               (xxii) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

               (xxiii) agree in writing or otherwise to take any of the foregoing actions.

          (d) No Solicitation. Allegiance agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or knowingly facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Allegiance, or acquisition of any capital stock (other than upon exercise of Allegiance Options that are outstanding as of the date hereof) or 15% or more of the assets of Allegiance and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Cardinal, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Merger by the Allegiance Stockholders, Allegiance may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Competing Transaction which was not solicited or encouraged after the date of this Agreement if and so long as the Board of Directors of Allegiance determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law and determines that such a proposal is, after consulting with CSFB (or any other nationally recognized investment banking firm), more favorable to Allegiance Stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Cardinal in response to such Competing Transaction) (a "Superior Proposal"). Allegiance will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction and request the return of all confidential information regarding Allegiance provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreements or otherwise. In the event that prior to the approval of the Merger by the Allegiance Stockholders the Board of Directors of Allegiance receives a Superior Proposal that was not solicited or encouraged after the date of this Agreement, and the Board of Directors of Allegiance determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law, the Board of Directors of Allegiance may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to Cardinal, the Allegiance Board Recommendation and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to a Competing Transaction, provided that it gives Cardinal three business days' prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect Cardinal's right to terminate this Agreement pursuant to Section 7.1(d) at such time as the requirements of such subsection have been met). Any such withdrawal, modification or change of the Allegiance Board Recommendation shall not change the approval of the Board of Directors of Allegiance for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the Merger, the Allegiance Stock Option Agreement or the Support Agreements or change the obligation of Allegiance to present the Merger for approval at a duly called Allegiance Stockholders Meeting on the earliest practicable date determined in consultation with Cardinal. From and after the execution of this

Agreement, Allegiance shall promptly (but in any event within one calendar day) advise Cardinal in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to Cardinal a copy of any such written proposal in addition to any information provided to or by any third party relating thereto. In addition, Allegiance shall promptly (but in any event within one calendar day) advise Cardinal, in writing, if the Board of Directors of Allegiance shall make any determination as to any Competing Transaction as contemplated by the proviso to the first sentence of this Section 5.3(d).

          (e) Termination Right. If prior to the approval of the Merger by the Allegiance Stockholders the Board of Directors of Allegiance shall determine in good faith, after consultation with its financial and legal advisors, that any written proposal from a third party for a Competing Transaction received after the date hereof that was not solicited or encouraged by Allegiance or any of its subsidiaries or affiliates in violation of this Agreement is more favorable to the Allegiance Stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by Cardinal in response to such Competing Transaction) and is in the best interest of the Allegiance Stockholders and (x) the Board of Directors of Allegiance has determined in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to enter into such a Competing Transaction would reasonably be expected to constitute a breach of the its fiduciary duties under Applicable Law and (y) Allegiance has received a written opinion (a copy of which has been delivered to Cardinal) from CSFB (or any other nationally recognized investment banking firm) that the Competing Transaction is more favorable from a financial point of view to the Allegiance Stockholders than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by Cardinal), Allegiance may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to such Competing Transaction provided that, prior to any such termination, (i) Allegiance has provided Cardinal written notice that it intends to terminate this Agreement pursuant to this Section 5.3(e), identifying the Competing Transaction then determined to be more favorable and the parties thereto and delivering a copy of the Acquisition Agreement for such Competing Transaction in the form to be entered into, and (ii) at least three full business days after Allegiance has provided the notice referred to in clause (i) above (provided that the resolution referred to in clause (x) above and the opinion referred to in clause (y) above shall continue in effect without revision or modification), Allegiance delivers to Cardinal (A) a written notice of termination of this Agreement pursuant to this Section 5.3(e), (B) a check in the amount of Cardinal's Costs (as defined in Section 7.2) as the same may have been estimated by Cardinal in good faith prior to the date of such delivery (subject to an adjustment payment between the parties upon Cardinal's definitive determination of such Costs), plus the amount of the termination fee as provided in Section 7.2, (C) a written acknowledgment from Allegiance that (x) the termination of this Agreement and the entry into the Acquisition Agreement for the Competing Transaction will be a "Purchase Event" (as defined in the Allegiance Stock Option Agreement) and (y) the Allegiance Stock Option Agreement shall be honored in accordance with its terms and (D) a written acknowledgment from each other party to such Competing Transaction that it is aware of the substance of Allegiance's acknowledgment under clause (C) above and waives any right it may have to contest the matters thus acknowledged by Allegiance.

          (f) Affiliates of Allegiance. Allegiance shall cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of Allegiance for purposes of Rule 145 under the Securities Act or applicable accounting releases of the Commission with respect to pooling-of-interests accounting treatment, to execute and deliver to Cardinal no less than 30 days prior to the date of the Allegiance Stockholders Meeting, the written undertakings in the form attached hereto as Exhibit A (the "Allegiance Affiliate Letter"). No later than 45 days prior to such date, Allegiance, after consultation with its outside counsel, shall provide Cardinal with a letter (reasonably satisfactory to outside counsel to Cardinal) specifying all of the persons or entities who, in Allegiance's opinion, may be deemed to be "affiliates" of Allegiance under the preceding sentence. The foregoing notwithstanding, Cardinal shall be entitled to place legends as specified in the Allegiance Affiliate Letter on the certificates evidencing any of the Cardinal Common Shares to be received by (i) any such "affiliate" of Allegiance specified in such letter or (ii) any person Cardinal reasonably identifies (by written notice to Allegiance) as being a person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act or applicable accounting releases of the Commission with respect to pooling-of-interests accounting treatment, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Cardinal Common Shares, consistent with the terms of the Allegiance Affiliate Letter, regardless of whether such person has executed the Allegiance Affiliate Letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence.

          (g) Access. Allegiance shall permit representatives of Cardinal to have appropriate access at all reasonable times to Allegiance's premises, properties, books, records, contracts, documents, customers and suppliers. Information obtained by Cardinal pursuant to this Section 5.3(g) shall be subject to the provisions of the Confidentiality Agreement, which agreement remains in full force and effect. No investigation conducted pursuant to this
Section 5.3(g) shall affect or be deemed to modify any representation or warranty made in this Agreement.

          (h) Subsequent Financial Statements. Allegiance shall consult with Cardinal prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any Allegiance SEC Documents after the date of this Agreement.

                                   ARTICLE VI.

                                   CONDITIONS

          6.1 Conditions to the Obligations of Each Party. The obligations of Allegiance, Cardinal and Subcorp to consummate the Merger shall be subject to the satisfaction of the following conditions:

          (a) (i) This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the Allegiance Stockholders in the manner required by any Applicable Law, and (ii) the Share Issuance shall have been approved by the Cardinal Shareholders in the manner required by any Applicable Law and the applicable rules of the NYSE.

          (b) Any applicable waiting periods under the HSR Act relating to the Merger and the transactions contemplated by this Agreement shall have expired or been terminated and any other approvals of any Governmental Authority shall have been obtained.

          (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger or the transactions contemplated by this Agreement or limiting the ownership or operation by Cardinal, Allegiance or any of their respective subsidiaries of any material portion of the business or assets of Cardinal or Allegiance.

          (d) There shall not be pending any Action instituted by any Governmental Authority challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

          (e) The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or any state securities administrator.

          (f) The Cardinal Common Shares to be issued in the Merger (including pursuant to Cardinal Exchange Options) shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g) Cardinal shall have received a letter, in form and substance reasonably satisfactory to Cardinal, from Deloitte & Touche LLP dated the date of the Effective Time stating that they concur with management's conclusion that the Merger will qualify as a transaction to be accounted for by Cardinal in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16.

          6.2 Conditions to Obligations of Allegiance. The obligations of Allegiance to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by
Allegiance:

          (a) Each of the representations and warranties of each of Cardinal and Subcorp set forth in Article III shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Determination Date (as defined in Section 8.3) as though made on and as of the Determination Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not reasonably be expected to have a Material Adverse Effect on Cardinal.

          (b) Each of Cardinal and Subcorp shall have performed in all material respects all obligations and agreements and shall have complied in all material respects with all covenants to be performed and complied with by it hereunder at or prior to the Effective Time.

          (c) Each of Cardinal and Subcorp shall have furnished Allegiance with a certificate dated the Closing Date signed on behalf of it by the Chairman or President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

          (d) Allegiance shall have received the opinion of Davis Polk & Wardwell, dated on or prior to the effective date of the Registration Statement, to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) Allegiance, Cardinal and Subcorp will each be a party to that reorganization, and (iii) no gain or loss will be recognized by the shareholders of Allegiance upon the receipt of Cardinal Common Shares in exchange for shares of Allegiance Common Stock pursuant to the Merger except with respect to cash received in lieu of fractional share interests in Cardinal Common Shares.

          6.3 Conditions to Obligations of Cardinal and Subcorp. The obligations of Cardinal and Subcorp to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Cardinal:

          (a) Each of the representations and warranties of Allegiance set forth in Article IV (other than the representations and warranties of Allegiance set forth in Section 4.4) shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Determination Date as though made on and as of the Determination Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not reasonably be expected to have a Material Adverse Effect on Allegiance. The representations and warranties of Allegiance set forth in Section 4.4 of this Agreement shall be true and correct in all material respects on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date).

          (b) Allegiance shall have performed in all material respects all obligations and agreements and shall have complied in all material respects with all covenants to be performed and complied with by it hereunder at or prior to the Effective Time.

          (c) Allegiance shall have furnished Cardinal with a certificate dated the Closing Date signed on its behalf by its Chairman or President to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

          (d) Cardinal shall be satisfied, in its sole discretion, that the limitations set forth in Section 1.1 of the agreement set forth in Section 6.3(d) of the Cardinal Disclosure Schedule shall not apply to the business or operations of Cardinal, Cardinal's subsidiaries or the Surviving Corporation from and after the Effective Time.

          (e) There shall not have been a breach of the Allegiance Stock Option Agreement.

          (f) The amendments to the Change in Control Agreement, between Allegiance and each employee of Allegiance set forth in Section 4.24 to the Allegiance Disclosure Schedule, each as entered into as of the date of this Agreement, shall be in full force and effect and shall not have been terminated.


                                  ARTICLE VII.

                            TERMINATION AND AMENDMENT

          7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by Allegiance Stockholders and Cardinal Shareholders):

          (a) by mutual written consent of Cardinal and Allegiance;

          (b) by either Cardinal or Allegiance if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a court or other competent Governmental Authority (which the parties shall have used all reasonable efforts to resist, resolve or lift, as applicable, in accordance with Section 5.1(a)) enjoining Cardinal or Allegiance from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable;

          (c) by either Cardinal or Allegiance if the Merger shall not have been consummated before May 15, 1999, provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

          (d) by Cardinal if the Board of Directors of Allegiance shall withdraw, modify or change the Allegiance Board Recommendation in a manner adverse to Cardinal, if the Board of Directors of Allegiance approves or recommends any Competing Transaction;

          (e) by Cardinal or Allegiance if at the Allegiance Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the Allegiance

     Stockholders to approve the Merger and the transactions contemplated hereby shall not have been obtained;

          (f) by Cardinal or Allegiance if at the Cardinal Shareholders Meeting (including any adjournment or postponement thereof) the requisite vote of the Cardinal Shareholders to approve the Share Issuance shall not have been obtained;

          (g) by Allegiance, pursuant to Section 5.3(e);

          (h) by Cardinal if Allegiance shall have breached any of its obligations under the Allegiance Stock Option Agreement;

          (i) by Cardinal if at any time Cardinal shall have been advised in writing by Deloitte & Touche LLP that the condition set forth in Section 6.1(g) is not capable of being satisfied, provided that Cardinal has given Allegiance at least five business days' prior notice;

          (j) by Cardinal or Allegiance if there shall have been a material breach by the other of any of its covenants or agreements contained in this Agreement and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach; or

          (k) by Allegiance if the Board of Directors of Cardinal shall withdraw, modify or change its recommendation to Cardinal Shareholders that they approve the Share Issuance

          7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of the second sentence of each of Section 5.2(g) and Section 5.3(g) and the provisions of Sections 7.2 and 8.11, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement and provided, further, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and shareholders' meetings and consents ("Costs"). If this Agreement is terminated (A) for any reason pursuant to
Section 7.1 (other than a termination pursuant to Section 7.1(a) (prior to the public announcement of a Competing Transaction), 7.1(b), 7.1(c) (other than a termination by Cardinal pursuant to Section 7.1(c) if Allegiance's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before May 15,
1999), 7.1(e), 7.1(f), 7.1(i), 7.1(j) or 7.1(k)) or (B) pursuant to Section
7.1(e) and at any time prior to such termination there shall have been made to Allegiance or publicly disclosed a Competing

Transaction with respect to Allegiance, and within 12 months after the date of termination Allegiance enters into an Acquisition Agreement for a Business Combination (as defined below) or consummates a Business Combination, then Allegiance will, in the case of a termination by Cardinal, within three business days following any such termination or, in the case of a termination by Allegiance, (except in each case, if the termination is pursuant to Section 7.1(e), then, prior to the earlier consummation of a Business Combination or execution of a definitive agreement with respect thereto) concurrently with such termination, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal (i) in reimbursement for Cardinal's expenses an amount in cash equal to the aggregate amount of Cardinal's Costs incurred in connection with pursuing the transactions contemplated by this Agreement, including, without limitation, legal, accounting and investment banking fees, up to but not in excess of an amount equal to $5 million in the aggregate and (ii) a termination fee in an amount equal to $155 million. For the purposes of this Section 7.2, "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving Allegiance as a result of which the Allegiance Stockholders prior to such transaction in the aggregate cease to own at least 60% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer or other disposition of more than 30% of the assets of Allegiance and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person (other than Cardinal or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the Allegiance Common Stock whether by tender or exchange offer or otherwise.

          7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by Allegiance Stockholders, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the Allegiance Stockholders without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          7.4 Extension; Waiver. At any time prior to the Effective Time, Cardinal (with respect to Allegiance) and Allegiance (with respect to Cardinal and Subcorp) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

          8.1 Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

          8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Cardinal or Subcorp:

               Cardinal Health, Inc.
               5555 Glendon Court
               Dublin, Ohio  43016
               Attention:  Robert D. Walter
               Telecopy  No.:  (614) 717-8919



               with a copy to

               David A. Katz, Esq.
               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York  10019
               Telecopy No.:  (212) 403-2000

          (b) if to Allegiance:

               Allegiance Corporation
               1430 Waukegan Road
               McGaw Park, Illiniois  60085
               Attention:  Lester B. Knight
               Telecopy No.:  (847) 578-4448
               with a copy to

               John A. Bick, Esq.
               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017
               Telecopy No:  (212) 450-4800

          8.3 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to Allegiance, such reference shall be deemed to include any and all subsidiaries of Allegiance, individually and in the aggregate, except for Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, 4.15, 4.21, 4.22 and
4.23. For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any party shall be deemed to occur if (i) in any individual representation or warranty in this Agreement, if the aggregate consequences of breaches and inaccuracies of such representation and warranty would have a material adverse effect on the business, results of operations or financial condition of such party and its subsidiaries taken as a whole, and
(ii) elsewhere in the Agreement, the aggregate consequences of all breaches and inaccuracies of covenants and representations of such party under this Agreement, when read without any exception or qualification for a material adverse effect, would have a material adverse effect on the business, results of operations or financial condition of such party and its subsidiaries taken as a whole; provided, however, that a Material Adverse Effect with respect to any party shall not include any change in or effect upon the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), or results of operations of such party or any of its subsidiaries directly or indirectly arising out of or attributable to the economy, the securities markets in general or the industries generally in which a party and its subsidiaries operate, or to any decrease in the market price of Cardinal Common Shares in the case of Cardinal or Allegiance Common Stock in the case of Allegiance (but, in either case, not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute a Material Adverse Effect on such party). For purposes of this Agreement, a "subsidiary" when used with respect to any party means any corporation or other organization, incorporated or unincorporated, (i) of which such party or another subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have 50% or more of the voting interests in such partnership) or (ii) 50% or more of the securities or other interests of which having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or one or more of its subsidiaries (or if there are no such voting securities or interests, 50% or more of the equity interests of which is directly or indirectly owned or controlled by such party or one or more of its subsidiaries). For the purposes of Section 6.2(a) and Section 6.3(a), the "Determination Date" shall be the earlier of the Closing Date or the tenth business day after the satisfaction of all of the conditions set forth in
Article VI (other than those conditions that by their nature are to be satisfied at the Closing, and other than the conditions set forth in Sections 6.2(a), 6.3(a) and 6.3(d)).

          8.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

          8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), the Support Agreements, the Allegiance Stock Option Agreement and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

          8.6 Third-Party Beneficiaries. Except for the agreement set forth in
Section 5.2(d), nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

          8.7 Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the City of Wilmington, Delaware.

          8.8 Consent to Jurisdiction; Venue.

          (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court sitting in the City of Wilmington, Delaware. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 8.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

          8.9 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

          8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          8.11 Expenses. Subject to the provisions of Section 7.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing and mailing the Registration Statement and the Joint Proxy Statement (including filing fees related thereto) will be shared equally by Cardinal and Allegiance.

          IN WITNESS WHEREOF, Cardinal, Subcorp and Allegiance have signed this Agreement as of the date first written above.


                                    CARDINAL HEALTH, INC.

                                    By: /s/ Robert D. Walter
                                       ------------------------
                                       Name:  Robert D. Walter
                                       Title:

                                    BOXES MERGER CORP.

                                    By: /s/ Robert D. Walter
                                       ------------------------
                                       Name: Robert D. Walter
                                       Title:

                                    ALLEGIANCE CORPORATION

                                    By:/s/ Lester B. Knight
                                       ------------------------
                                       Name: Lester B. Knight
                                       Title: